EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the 4th day of December, 2009 by and among New Leaf Brands, Inc., a Nevada corporation (the “Company”), and the Investors listed on Schedule A (each, an “Investor”).

Recitals

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, the number of Units listed on Schedule A.  Each Unit consists of (i) an aggregate of 111,111 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”); and  (ii) Warrants to purchase 59,091 shares of Common Stock at an exercise price of $0.55 per share and a term of five years (the “Warrants”) as further described below;

NOW THEREFORE, In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Date” shall mean the date this Agreement is executed.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company, or (ii) the ability of the Company to perform its obligations under this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Securities” means the Units, Common Stock and Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.

Purchase and Sale of the Common Stock and the Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, the Investor shall purchase, and the Company shall sell and issue to the Investor, the Units set forth on Schedule A.  Each Unit shall cost $50,000.  The Warrants will be in substantially the same form as attached as Schedule B and incorporated into this Agreement.

3.

Closing. On the Closing Date, once the Company receives the designated payment in full and confirms that the other conditions to closing specified herein have been satisfied or duly waived by the Investor, the Company shall deliver to the Investor a certificate or certificates, registered in such name or names as the Investor may designate, representing the Common Stock and the Warrants.  The Closing of the purchase and sale of the Units shall take place at the Company’s headquarters or at such other location and on such other date as the Company and the Investor shall mutually agree.

4.

Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor the following:

4.1

Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

4.2

Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3

Valid Issuance. The shares of Common Stock have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws. The Warrants have been duly and validly authorized.

4.4

Delivery of SEC Filings; Business. The Company has made available to the Investor, through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.5

Use of Proceeds. The net proceeds of the sale of the Units shall be used by the Company for working capital and general corporate purposes.

4.6

No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.7

Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1

Organization and Existence. The Investor is a validly existing Person and has all requisite power and authority to invest in the Securities pursuant to this Agreement.

5.2

Authorization. The execution, delivery and performance by the Investor of the Agreement to which the Investor is a party have been duly authorized and will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3

Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4

Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5

Disclosure of Information. The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges that true and complete copies of the Company’s SEC Filings have been made available to the Investor through the EDGAR system. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6

Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7

Legends. It is understood that, except as provided below, certificates and other documents evidencing the Securities may bear the following or any similar legend:

(a)

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8

Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9

No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.10

Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11

Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither the Investor nor any Affiliate of the Investor which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to the Investor’s investments or trading or information concerning the Investor’s investments, including in respect of the Securities, or (c) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  The Investor agrees that, prior to the termination of this Agreement, the Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. The Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investor as well as the Company.

5.12

Reliance on Exemptions. The Investor understands that the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of the 1933 Act, the rules and regulations promulgated thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

5.13

Investment Decision. The Investor understands that nothing in the Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.14

Risk of Loss. The Investor understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Investor’s investment, and the Investor has full cognizance of and understands all of the risk factors related to the Investor’s purchase of the Securities, including, but not limited to, those set forth under or incorporated by reference under the caption “Risk Factors” in the SEC Filings. The Investor understands that the market price of the Common Stock can fluctuate and that no representation is being made as to the future value of the Common Stock.

5.15

No Government Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

5.16

Residency. The Investor's principal residence or office is in the jurisdiction set forth on Schedule A.

6.

Conditions to Closing.

6.1

Conditions to the Investors’ Obligations. The obligation of the Investor to purchase the Units at the Closing is subject to the fulfillment to the Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a)

The Company shall have delivered a Certificate or Certificates representing the number of shares of Common Stock to be issued.

(b)

The Company shall have delivered the Warrant(s).

6.2

Conditions to Obligations of the Company. The Company's obligation to sell and issue the Common Stock and Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)

The Investor shall have delivered the investment amount described in Section 2 to the Company.

(b)

The Investor shall have designated the number of shares of Common Stock to be represented on each Certificate and provided the tax identification number, delivery address and any other information the Company may reasonably request to issue the Certificates.

7. Covenants and Agreements of the Company.

7.1

No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents.

7.2

Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

8.

Registration

8.1

Registration.  The Company shall cause a registration statement on Form S-1 (or such other Form appropriate for such purpose) (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act.  The Company will include such shares of Common Stock as sold in this Offering and Common Stock issuable upon exercise of the Warrants in the Registration Statement (the “Registrable Securities”).

Each Investor agrees to provide the Company with any information reasonably requested by the Company for purposes of including such Investor’s securities in the Registration Statement within five business days following such request.  If the Investor does not provide such information, the Company may exclude the Investor’s Registrable Securities from the Registration Statement if the Company reasonably believes such information is necessary to comply with federal securities laws.  Such exclusion shall not be considered default or breach of this Agreement by the Company and the Company shall not be subject to any damages including liquidated damages.   The Company may include shares of Common Stock other than the Registrable Securities on the Registration Statement.  If the total number of equities being registered on the Registration Statement exceeds 33% of the Company’s public float and the Company is required by the Securities and Exchange Commission to decrease the number of securities being registered on the Registration Statement, the Company will be permitted to reduce the number of Registrable Securities pro rata with other securities on the Registration Statement.   In the event such reduction occurs, the Investors will continue to have Piggy Back registration rights on any subsequent registration statements the Company may file with the same terms as this section 8.1 subject to section 8.3 below.

8.2

Such Registration Statement will be filed within 90 calendar days of the Closing of this Offering.  The Company agrees to use its best efforts to get such Registration Statement effective within 120 calendar days.

8.3

No Investor will be entitled to require the Company to include Registrable Securities on any registration statement during any time period that the Investor can sell its Registrable Securities pursuant to Rule 144 of the Securities Act without volume restrictions, in each case as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Investors. The Investor agrees to provide such information as is reasonably necessary for the counsel to the Company to make such determination.  The Company agrees to provide each Investor up to three legal opinions at Company expense within five years following the date of this Agreement to facilitate such sales.  Such obligation is dependent on the Investor complying with Rule 144 and providing such information as reasonably requested by the Company or its counsel to write such opinion.

9.

Miscellaneous.

9.1

Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2

Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and transmitted via facsimile or by .pdf (portable document format) via electronic mail, each of which shall be deemed an original.

9.3

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4

Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

New Leaf Brands, Inc.

60 Dutch Hill Road

Orangeburg, NY 10962

Attention: Eric Skae, Chief Executive Officer

With a copy to:

Trombly Business Law

1320 Centre Street, Suite 202

Newton, MA 02459

Attention: Amy Trombly

Fax: (617) 243-0066

If to the Investor:

To the Address listed on Schedule A

9.5

Expenses. Each  of  the  parties  hereto  shall  pay  its  own costs and expenses  in  connection  with  this  Agreement  and  the  transactions contemplated  hereby, including  the  fees  and  expenses  of  its  counsel  and  other  experts. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.8

Entire Agreement. This Agreement, including the Exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.9

Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.10

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

NEW LEAF BRANDS, INC.

By:	____________________
Eric Skae Chief Executive Officer

By:	____________________

By:	____________________

SCHEDULE A

Number of Units Purchased:
Full Name:
Name as it will appear on stock certificate:
Address for notices:

Address to deliver certificate (if different):

Social Security #/Employer ID #:
E-mail:
Fax Number:
Phone Number:
Contact Name: